                                                                    EXHIBIT 22


                          DISPLAY TECHNOLOGIES, INC.
                                 SUBSIDIARIES

                            AS OF NOVEMBER 20, 1998

DISPLAY TECHNOLOGIES, INC. (f/k/a La-Man Corporation) (Nevada)

     Ad Art Electronic Sign Corporation (Florida)

          E.S.C. of Nevada, Inc. (Nevada)

     Certified Maintenance Services, Inc. (Florida)

     Don Bell Industries, Inc. (Florida)

          Don Bell Industries of Nevada, Inc. (Nevada)

     J.M. Stewart Manufacturing, Inc. (Florida)

     La-Man Corporation (Nevada)

     Nevada SEMCO, Inc. (Nevada)

          J.M. Stewart Corporation (Florida)

          J.M. Stewart Industries, Inc. (Florida)

     Vision Trust Marketing, Inc. (Florida)